Exhibit 5.1

Charles J. Bair

T: +1 858 550 6142

cbair@cooley.com

August 18, 2017

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel to Biocept, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration for resale of up to 2,901,306 shares of the Common Stock, $0.0001 par value, of the Company on behalf of certain selling stockholders, including 1,466,667 currently outstanding shares of Common Stock (the “Shares”) and up to 1,434,639 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of certain warrants held by such selling stockholders (the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Warrants, the Company’s certificate of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Common Stock” in the Prospectus.

Sincerely,

Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 t: (858) 550-6000 f: (858) 550-6420 cooley.com Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 t: (858) 550-6000 f: (858) 550-6420 cooley.com